Exhibit 10.15.4

Notice of Grant of	T. Rowe Price Group, Inc.
Restricted Stock Award	ID: 52-2264646
100 E. Pratt Street
Baltimore, MD 21202 USA

NAME	Award Number:
ADDRESS	ID:
Plan:

On _____________, 20__ (the Grant Date), T. Rowe Price Group, Inc. (Price Group) granted you _________ shares of Price Group common stock (the Award Shares) as a performance-based restricted stock award under Price Group’s [2004 Stock][2012 Long-Term] Incentive Plan. The closing price of Price Group common stock on the Grant Date was $___ per share. [This grant is intended to be a Qualified Performance-Based Award as defined in the plan.] Until they have been earned and vested, the Award Shares will be subject to restriction, as described in the Statement of Additional Terms Regarding Awards of Restricted Stock [(version 1A)] [(version 1B)] (the Statement of Additional Terms) which sets forth the terms and conditions of this grant. The Award Shares become earned and vested as follows, conditioned upon satisfaction of a performance threshold:

Performance Threshold: [Insert performance threshold and performance period description]

The Executive Compensation Committee of Price Group’s Board of Directors (ECC) will determine, within 60 days after the close of the Performance Period, the extent to which the Performance Threshold has been achieved.

•	If the Performance Threshold is satisfied in full, all of the Award Shares will be eligible to be earned in accordance with the vesting schedule below.

•

[Insert description of the portion of the award that will be forfeited and the portion that will remain eligible to be earned in accordance with the vesting schedule below based on specified levels of performance less than 100% of the performance threshold]

Vesting Schedule:

Except as otherwise provided in the Statement of Additional Terms, so long as your employment with Price Group and/or its affiliates is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur, the Award Shares that remain eligible to be earned after the ECC determines the extent to which the Performance Threshold has been achieved (Eligible Shares) will vest and become nonforfeitable in equal annual installments on the vesting dates set forth in the vesting schedule below.

% of Eligible Shares	Vesting Date
20%	12/__/20__
20%	12/__/20__
20%	12/__/20__
20%	12/__/20__
20%	12/__/20__

The Statement of Additional Terms describes additional circumstances under which you may earn the Award Shares.

Your participation in our stock-based compensation program recognizes that you play a key role in the long-term success of Price Group and affords you the opportunity to participate alongside our other stockholders in that success.

CEO & President	Date

To accept this grant you must, on or after ______________, access the T. Rowe Price Exchange Web site and select myTRP >Compensation, Payroll & Stock>Employee Stock Transactions – TRPG Stock>Equity Awards>Equity

Award Information (Express Desktop) or go to https://home2.troweprice.com/tsso/tssoweb/SSOServlet. After signing in using your T. Rowe Price network logon and password, you will be in Express Desktop. Click on Grant History under the type of award you received and accept the appropriate award(s) by selecting the Pending link in the Status column. You must accept this grant by no later than _______________.

By accepting the grant online, you acknowledge that you have been provided, have read and agree to be bound by the terms of the Statement of Additional Terms under which this grant has been made and the prospectus for the [2004 Stock][2012 Long-Term] Incentive Plan, both of which are available on the Express Desktop. You also consent to the electronic delivery, via email, posting on Price Group’s Web site, Express Desktop or the Web site of any third party vendor that provides stock plan administrative services to Price Group, of this Notice, the Statement of Additional Terms and all future notices or other information with respect to this grant, the [2004 Stock][2012 Long-Term] Incentive Plan, and the common shares of Price Group. You may receive from the Company, at no cost to you, a paper copy of any electronically delivered documents by contacting the Payroll and Stock Transaction Group in the CFO-Finance Department in the Baltimore, Maryland – Pratt Street office or by telephone, at 410-345-7716.

Notice of Grant of	T. Rowe Price Group, Inc.
Restricted Stock Award	ID: 52-2264646
100 E. Pratt Street
Baltimore, MD 21202 USA

NAME	Award Number:
ADDRESS	ID:
Plan:

On _____________, 20__ (the Grant Date), T. Rowe Price Group, Inc. (Price Group) granted you _________ shares of Price Group common stock (the Award Shares) as a service-based restricted stock award under Price Group’s [2004 Stock][2012 Long-Term] Incentive Plan. The closing price of Price Group common stock on the Grant Date was $___ per share. Until they have been earned and vested, the Award Shares will be subject to restriction, as described in the Statement of Additional Terms Regarding Awards of Restricted Stock (version 1A) (the Statement of Additional Terms) which sets forth the terms and conditions of this grant.

Vesting Schedule:

Except as otherwise provided in the Statement of Additional Terms, so long as your employment with Price Group and/or its affiliates is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur, the Award Shares will vest and become nonforfeitable in installments on the vesting dates set forth in the vesting schedule below.

# of Award Shares	Vesting Date
12/__/20__
12/__/20__
12/__/20__
12/__/20__
12/__/20__

The Statement of Additional Terms describes additional circumstances under which you may earn the Award Shares.

Your participation in our stock-based compensation program recognizes that you play a key role in the long-term success of Price Group and affords you the opportunity to participate alongside our other stockholders in that success.

CEO & President	Date

To accept this grant you must, on or after ______________, access the T. Rowe Price Exchange Web site and select myTRP >Compensation, Payroll & Stock>Employee Stock Transactions – TRPG Stock>Equity Awards>Equity Award Information (Express Desktop) or go to https://home2.troweprice.com/tsso/tssoweb/SSOServlet. After signing in using your T. Rowe Price network logon and password, you will be in Express Desktop. Click on Grant History under the type of award you received and accept the appropriate award(s) by selecting the Pending link in the Status column. You must accept this grant by no later than _______________.

By accepting the grant online, you acknowledge that you have been provided, have read and agree to be bound by the terms of the Statement of Additional Terms under which this grant has been made and the prospectus for the [2004 Stock][2012 Long-Term] Incentive Plan, both of which are available on the Express Desktop. You also consent to the electronic delivery, via email, posting on Price Group’s Web site, Express Desktop or the Web site of any third party vendor that provides stock plan administrative services to Price Group, of this Notice, the Statement of Additional Terms and all future notices or other information with respect to this grant, the [2004 Stock][2012 Long-Term] Incentive Plan, and the common shares of Price Group. You may receive from the Company, at no cost to you, a paper copy of any electronically delivered documents by contacting the Payroll and Stock Transaction Group in the CFO-Finance Department in the Baltimore, Maryland – Pratt Street office or by telephone, at 410-345-7716.

T. ROWE PRICE GROUP, INC. [2004 STOCK][2012 LONG-TERM] INCENTIVE PLAN

STATEMENT OF ADDITIONAL TERMS

REGARDING AWARDS OF RESTRICTED STOCK

(version 1A)

This Statement of Additional Terms Regarding Awards of Restricted Stock (the “Terms”) and all of the provisions of the T. Rowe Price Group, Inc. [2004 Stock][2012 Long-Term] Incentive Plan (the “Plan”) are incorporated into your restricted stock award, the specifics of which are described on the “Notice of Grant of Restricted Stock Award” (the “Notice”) that you received. Once you have accepted the Notice in accordance with the instructions set forth thereon, the Terms, the Plan and the Notice, together, constitute a binding and enforceable contract respecting your restricted stock award. That contract is referred to in this document as the “Agreement.”

1. Terminology. Capitalized words and phrases used in these Terms are defined in the Glossary at the end of this document or the first place such word or phrase appears in this document.

2. Vesting.

(a) Vested Status upon Grant Date. All of the Award Shares are nonvested and forfeitable as of the Grant Date. For clarity, as used in this Agreement, the term “vest” means that the transfer restrictions on, and risks of forfeiture of, the Award Share lapse and no longer apply to such Award Share (other than as provided under Section 14 – Recoupment).

(b) Vesting Schedule. So long as your Service is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur and all other conditions for earning the Award Shares as set forth in the Notice have been satisfied, the Award Shares will become vested and nonforfeitable on the vesting dates set forth in the correlating Notice. If the Notice indicates that your restricted stock award is a Qualified Performance-Based Award, then in no event will vesting under this Section 2(b) occur before the Executive Compensation Committee has certified in writing the extent to which the applicable Performance Threshold has been satisfied. If the Notice reflects that your restricted stock award is subject to satisfaction of a Performance Threshold then, to the extent that satisfaction of the Performance Threshold is determined based on information reported by a Peer Company in financial statements filed with the Securities and Exchange Commission or information otherwise disclosed by a Peer Company in a press release, such a determination shall be final and conclusive and no adjustment thereafter shall be made to the number of Award Shares eligible to vest in the event that a Peer Company thereafter files or discloses restated or updated financial information. To the extent that satisfaction of the Performance Threshold is to be determined based on information reported by Peer Companies, any Peer Company that has not filed financial statements with the Securities and Exchange Commission or otherwise disclosed in a press release the relevant financial information for the Performance Period within 45 days after the end of the Performance Period in question, will not be considered a Peer Company for purposes of the determination. To the extent that satisfaction of the Performance Threshold is to be determined based on financial information reported for a specified period ending on the close of a calendar quarter and a Peer Company reports its relevant financial information over a fiscal period that does not end on the close of a calendar quarter, the Committee shall use the financial information reported by such Peer Company that most closely correlates to the duration of the Performance Period as reported before the close of the Performance Period. For example, if the Performance Period is the 12-month period that ends December 31, 2012, and a Peer Company’s fiscal year ends on October 31, 2012, then for purposes of calculating the Performance Threshold and the extent to which such Performance Threshold has been satisfied, the relevant financial information for the 12-month period that ends October 31, 2012 will be used for such Peer Company.

(c) Vesting upon Death or Disability. All Award Shares that have not already vested or been previously forfeited will become vested and nonforfeitable upon your death or Termination of Service due to your Total and Permanent Disability.

(d) Double-trigger Vesting. If, coincident with or during the 18-month period following the effective date of a Change in Control, your Service is terminated either (i) by the Company or a successor to the Company, other than for Cause, Total and Permanent Disability or death or (ii) by you for Good Reason, then all Award Shares that have not already vested or been previously forfeited or cancelled in connection with the Change in Control will become vested and nonforfeitable upon such Termination of Service. [Include the following for Award Shares granted under the 2004 Stock Incentive Plan: The double-trigger vesting provisions set forth in this paragraph reflect the Committee’s exercise of its discretion to limit accelerated vesting that may otherwise have been contemplated under the provisions of Section 7(c)(ii) of the Plan and the provisions of this paragraph shall apply to the Award Shares in lieu of the provisions of Section 7(c)(ii) of the Plan unless the Committee determines otherwise.]

3. Forfeitures Upon Termination of Service.

(a) Termination of Service. If your Service ceases for any reason, all Award Shares that are not then vested and nonforfeitable, after giving effect to the applicable provisions of Section 2 above, will be immediately forfeited to the Company upon such cessation for no consideration.

(b) Forfeiture of Accrued Dividends. Any accrued dividends attributable to forfeited Award Shares shall also be forfeited if and when the Award Shares are forfeited.

(c) Consequences of Forfeiture. You acknowledge and agree that upon the forfeiture of any unvested Award Shares, (i) your right to vote and to receive cash dividends on, and all other rights, title or interest in, to or with respect to, the forfeited Award Shares shall automatically, without further act, terminate and (ii) the forfeited Award Shares shall be returned to the Company. You hereby irrevocably appoint (which appointment is coupled with an interest) the Committee as your agent and attorney-in-fact to take any necessary or appropriate action to cause the forfeited Award Shares to be returned to the Company, including without limitation executing and delivering stock powers and instruments of transfer, making endorsements and/or making, initiating or issuing instructions or entitlement orders, all in your name and on your behalf. You hereby ratify and approve all acts done by the Committee as such attorney-in-fact. Without limiting the foregoing, you expressly acknowledge and agree that any transfer agent for the Common Stock of the Company is fully authorized and protected in relying on, and shall incur no liability in acting on, any documents, instruments, endorsements, instructions, orders or communications from the Committee in connection with the forfeited Award Shares or the transfer thereof, and that any such transfer agent is a third party beneficiary of this Agreement.

4. Restrictions on Transfer. Until an Award Share becomes vested and nonforfeitable, it may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) other than by your last will and testament or the laws of descent and distribution, and shall not be made subject to execution, attachment or similar process. Any attempt to dispose of any such Award Shares in contravention of the restrictions set forth in this paragraph shall be null and void and without effect. The Company shall not be required to (a) transfer on its books any Award Shares that have been sold or transferred in contravention of this Agreement or (b) treat as the owner of Award Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom Award Shares have been transferred in contravention of this Agreement.

5. Stock Certificates. You are reflected as the owner of record of the Award Shares as of the Grant Date on the Company’s books. The Company will hold the share certificates for safekeeping, or otherwise retain the Award Shares in uncertificated book entry form, until the Award Shares become vested and nonforfeitable. Until the Award Shares become vested and nonforfeitable, any share certificates representing such shares will include a legend to the effect that you may not sell, assign, transfer, pledge, or hypothecate the Award Shares. Unless you request the Company to deliver a share certificate to you, or deliver shares electronically or in certificate form to your designated broker, bank or nominee on your behalf, the Company will retain the Award Shares in uncertificated book entry form after they become vested.

6. Cash Dividends on Award Shares. All regular cash dividends payable on the Award Shares will be paid directly to you on the dividend payment date regardless of the vested or nonvested status of the Award Shares; provided, however, that if the Notice reflects that your restricted stock award is subject to satisfaction of a Performance Threshold then any regular cash dividends that become payable with respect to unvested Award Shares before the Performance Threshold has been determined to have been satisfied will be accrued and held by the Company or an escrow agent appointed by the Committee until a determination has been made by the Executive Compensation Committee as to whether and the extent to which the Performance Threshold has been satisfied. Any such accrued dividends will be paid to you within 14 days after the date on which the Executive Compensation Committee determines that, and the extent to which, the Performance Threshold has been satisfied or will be forfeited to the Company if and when the Award Shares to which they relate are forfeited due to a failure to satisfy the Performance Threshold.

7.	Tax Election and Tax Withholding.

(a) General Authority to Withhold. By accepting the Notice correlating with these Terms, you agree to make adequate provision for foreign (non-United States), federal, state and local taxes and social insurance contributions required by law to be withheld, if any, which arise in connection with the grant or vesting of the Award Shares. The Company shall have the right to deduct from any compensation or any other payment of any kind due you (including withholding the issuance or delivery of shares of Common Stock or redeeming Award Shares) the amount of any foreign (non-United States), federal, state or local taxes and social insurance contributions required by law to be withheld as a result of the grant or vesting of the Award Shares; provided, however, that the value of the shares of Common Stock withheld may not exceed, by more than a fractional share, the statutory minimum withholding amount required by law. In lieu of such deduction, the Company may require you to make a cash payment to the Company equal to the amount required to be withheld. If you do not make such payment when requested, the Company may refuse to issue any stock certificate under this Agreement or otherwise release for transfer any such shares until arrangements satisfactory to the Company for such payment have been made.

(b) Withholding Taxes Satisfied with Shares of Common Stock. The Company may, in its sole discretion, permit or require you to satisfy, in whole or in part, any tax withholding or social insurance contribution obligation which may arise in connection with the Award Shares either by having the Company withhold from the shares to be released upon vesting that number of shares, or by delivering to the Company already-owned shares, in either case having a fair market value equal to no more than the amount necessary to satisfy the statutory minimum withholding amount due.

(c) Section 83(b) Election Right. You hereby acknowledge that you have been advised by the Company to seek independent tax advice from your own advisors regarding the availability and advisability of making an election under Section 83(b) of the Code, and that any such election, if made, must be made within 30 days of the Grant Date. You expressly acknowledge that you are solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Company.

8. Adjustments for Corporate Transactions and Other Events.

(a) Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (i) the number of Award Shares, (ii) the number of such Award Shares that are then nonvested and forfeitable, and (iii) the number of Award Shares eligible to vest on each subsequent vesting date under the vesting schedule set forth on the Notice shall, without further action of the Committee, be adjusted to reflect such event. The Committee may make adjustments, in its discretion, to address the treatment of fractional shares with respect to the Award Shares as a result of the stock dividend, stock split or reverse stock split; provided that such adjustments do not result in the issuance of fractional Award Shares. Adjustments under this paragraph will be made by the Committee, whose determination regarding such adjustments will be final, binding and conclusive.

(b) Binding Nature of Agreement. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by you in exchange for, or by virtue of your ownership of, the Award Shares, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock, or similar event, except as otherwise determined by the Committee. If the Award Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property (including cash)

received upon such conversion, exchange or distribution in the same manner and to the same extent as the Award Shares.

9. Non-Guarantee of Employment. Nothing in the Plan or this Agreement shall alter your employment status with the Company, nor be construed as a contract of employment between the Company and you, or as a contractual right of you to continue in the employ of the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any Award Shares or any other adverse effect on your interests under the Plan.

10. Rights as Stockholder. Except as otherwise provided in this Agreement with respect to the nonvested and forfeitable Award Shares and the payment of regular cash dividends thereon, you are entitled to all rights of a stockholder of the Company, including the right to vote the Award Shares.

11. The Company’s Rights. The existence of the Award Shares will not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to you at the address contained in the records of the Company, or addressed to the Committee, care of the Company for the attention of its Payroll and Stock Transaction Group in the CFO-Finance Department at the Company’s principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

13.	Electronic Delivery of Documents.

(a) Method of Delivery. The Company may from time to time electronically deliver, via e-mail or posting on the Company’s website, these Terms, information with respect to the Plan or the Award Shares, any amendments to the Agreement, and any reports of the Company provided generally to the Company’s stockholders. You may receive from the Company, at no cost to you, a paper copy of any electronically delivered documents by contacting the Payroll and Stock Transaction Group in the CFO-Finance Department in the Baltimore, Maryland – Pratt Street office or by telephone, at 410-345-7716.

(b) Consent and Acknowledgment. By your accepting the Notice correlating to these Terms, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the Award Shares and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

14. Recoupment. The terms and conditions of the Company’s Policy for Recoupment of Incentive Compensation, adopted by the Board of Directors of the Company effective April 14, 2010, as amended from time to time or any successor thereto (the “Recoupment Policy”), are incorporated by reference into this Agreement and shall apply to your award of restricted stock if you on the Grant Date are or subsequently become an executive officer or other senior executive who is subject to the Recoupment Policy.

15. Entire Agreement. This Agreement, together with the correlating Notice and the Plan, contain the entire agreement between you and the Company with respect to the Award Shares awarded hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the acceptance of the Notice correlating to these Terms with respect to the Award Shares awarded hereunder shall be void and ineffective for all purposes.

16. Amendment. Except as otherwise provided in the Plan, the Committee may unilaterally amend the terms of this Agreement, but no such amendment shall materially impair your rights with respect to your Award Shares without your consent, except such an amendment made to cause the Plan or the Agreement to comply with applicable law, applicable rule of any securities exchange on which the Common Stock is listed or admitted for trading, or to prevent adverse tax or accounting consequences for you or the Company or any of its Affiliates. The Company shall give written notice to you of any such alteration or amendment of this Agreement by the Committee as promptly as practical after the adoption thereof. The foregoing shall not restrict the ability of you and the Company by mutual consent to alter or amend this Agreement in any manner which is consistent with the Plan and approved by the Committee.

17. Conformity with Plan. These Terms are intended to conform with, and are subject to all applicable provisions of, the Plan. In the event of any ambiguity in these Terms or any matters as to which these Terms are silent, the Plan shall govern. A copy of the Plan is available at https://home2.troweprice.com/tsso/tssoweb/SSOServlet or in hard copy upon request to the Payroll and Stock Transaction Group in the CFO-Finance Department in the Baltimore, Maryland – Pratt Street office or by telephone, at 410-345-7716.

18. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Committee relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions. As a condition of this Agreement, you agree that you will not bring any action arising under, as a result of, pursuant to or relating to, this Agreement in any court other than a federal or state court in the districts which include Baltimore, Maryland, and you hereby agree and submit to the personal jurisdiction of any federal court located in the district which includes Baltimore, Maryland or any state court in the district which includes Baltimore, Maryland. You further agree that you will not deny or attempt to defeat such personal jurisdiction or object to venue by motion or other request for leave from any such court.

19. Resolution of Disputes. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to or relating to, this Agreement shall be determined by the Committee in good faith in its absolute and uncontrolled discretion, and any such determination or any other determination by the Committee under or pursuant to this Agreement and any interpretation by the Committee of the terms of this Agreement, will be final, binding and conclusive on all persons affected thereby. You agree that before you may bring any legal action arising under, as a result of, pursuant to or relating to, this Agreement you will first exhaust your administrative remedies before the Committee. You further agree that in the event that the Committee does not resolve any dispute or disagreement arising under, as a result of, pursuant to or relating to, this Agreement to your satisfaction, no legal action may be commenced or maintained relating to this Agreement more than 24 months after the Committee’s decision.

20. Service and Employment Acknowledgments. By accepting the Notice, you acknowledge and agree that: (i) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan or this Agreement; (ii) you are voluntarily participating in the Plan; (iii) the award of Award Shares is a one-time benefit which does not create any contractual or other right to receive future awards of Award Shares, or compensation or benefits in lieu of Award Shares, even if Award Shares have been awarded repeatedly in the past; (iv) all determinations with respect to any such future awards, including, but not limited to, the times when Award Shares shall be awarded or shall become vested or exercisable and the number of Award Shares subject to each award, will be at the sole discretion of the Committee; (v) the value of the Award Shares is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (vi) the value of the Award Shares is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension, welfare or retirement benefits; (vii) the vesting of the Award Shares ceases upon termination of Service with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement; (viii) the value of the Award Shares cannot be predicted with certainty and will change over time and the Company does not guarantee any future value; (ix) if you are not an employee of the Company, the Award Shares grant will not be interpreted to form an employment contract or relationship with the Company; nothing in this Agreement shall confer upon you any right to continue in the service of the Company or interfere in any way with any right of the Company to terminate your service as a director, an employee or consultant, as the case may be, at any time, subject to applicable law; the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the Award Shares; and (x) no claim or entitlement to compensation or damages arises if the value of the Award Shares decreases and in consideration for the grant of the Award Shares you irrevocably release the Company from any claim or entitlement to compensation or damages that does arise in connection with the Award Shares.

21. Data Privacy Consent. For purposes of the implementation, administration and management of the Award Shares and the Plan or the effectuation of any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or other similar corporate transaction involving the

Company (a “Corporate Transaction”), you explicitly and unambiguously consent, by accepting the Notice, to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data by and among the Company and its third party vendors or any potential party to a potential Corporate Transaction. You understand that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social insurance number, tax identification number, date of birth, nationality, job title or duties, salary and payroll location, data for tax withholding purposes and Award Shares awarded, cancelled, vested and unvested) is held by the Company and may be transferred to any broker designated by the Committee or third parties assisting in the implementation, administration and management of the Award Shares or the Plan or the effectuation of a Corporate Transaction and you expressly authorize such transfer as well as the retention, use, and the subsequent transfer of the data, in electronic or other form, by the recipient(s) for these purposes. You understand that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that personal data will be held only as long as is necessary to implement, administer and manage the Award Shares or Plan or effect a Corporate Transaction. You understand that, to the extent required by applicable law, you may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Payroll and Stock Transaction Group in the CFO-Finance Department in the Baltimore, Maryland – Pratt Street office. You understand, however, that refusing or withdrawing your consent may affect your ability to accept an award of Award Shares or otherwise participate in the Plan.

22. Consideration for Award Shares. To ensure compliance with applicable state corporate law, the Company may require you to furnish consideration in the form of cash or cash equivalents equal to the par value of the Award Shares and you hereby authorize the Company to withhold such amount from remuneration otherwise due you from the Company.

23. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

{Glossary begins on next page}

GLOSSARY

(a) “Affiliate” means any entity, whether previously, now or hereafter existing, in which the Company, directly or indirectly, at the relevant time has a proprietary interest by reason of stock ownership or otherwise (including, but not limited to, joint ventures, limited liability companies, and partnerships) or any entity that provides services to the Company or a subsidiary or affiliated entity of the Company.

(b) “Agreement” means the contract consisting of the Notice, the Terms and the Plan.

(c) “Award Shares” means the shares of Common Stock awarded to you as set forth on the Notice.

(d) “Board” means the Board of Directors of T. Rowe Price Group, Inc.

(e) “Cause” means: (i) your plea of guilty or nolo contendere (or a similar plea) to, or conviction of, (A) a felony (or its equivalent in a non-United States jurisdiction) or (B) other conduct of a criminal nature that has or is likely to have a material adverse effect on the reputation or standing in the community of the Company, as determined by the Committee in its sole discretion, or that legally prohibits you from working for the Company; (ii) your breach of a regulatory rule that adversely affects your ability to perform your employment duties to the Company in any material respect; or (iii) your failure, in any material respect, to (A) perform your employment duties, (B) comply with the applicable policies of the Company, (C) follow reasonable directions received from the Company or (D) comply with covenants contained in any contract with the Company to which you are a party; provided, however, that you shall be provided a written notice describing in reasonable detail the facts which are considered to give rise to a breach described in this clause (iii) and you shall have 30 days following receipt of such written notice during which you may remedy the condition and, if so remedied, no Cause for Termination of Service shall exist.

(f) “Change in Control” has the meaning ascribed to such term in the Plan.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor section, regulations and guidance.

(h) “Committee” means the Executive Compensation Committee, or such other committee(s) or officer(s) duly appointed by the Board or the Executive Compensation Committee to administer the Plan or delegated limited authority to perform administrative actions under the Plan, and having such powers as shall be specified by the Board or the Executive Compensation Committee; provided, however, that at any time the Board may serve as the Committee in lieu of or in addition to the Executive Compensation Committee or such other committee(s) or officer(s) to whom administrative authority has been delegated.

(i) “Common Stock” means shares of common stock of T. Rowe Price Group, Inc., par value twenty cents ($0.20) per share and any capital securities into which they are converted.

(j) “Company” means T. Rowe Price Group, Inc. and its Affiliates and successors, except where the context otherwise requires. For purposes of determining whether a Change of Control has occurred, Company shall mean only T. Rowe Price Group, Inc.

(k) “Corporate Transaction” means the consummation of a reorganization, merger, tender offer, share exchange, consolidation or other business combination, acquisition of Price Group equity securities, or sale or other disposition of all or substantially all of the assets of Price Group or the acquisition of assets of another entity.

(l) “Executive Compensation Committee” means the Executive Compensation Committee of the Board of Directors of T. Rowe Price Group, Inc.

(m) “Good Reason” means, during the 18-month period following a Change in Control, actions taken by the Company or any successor corporation or other entity in a Corporate Transaction resulting in a material negative change in your employment relationship in one or more of the following ways:

(i) the assignment to you of duties materially inconsistent with your position (including offices, titles and reporting requirements), authority, duties or responsibilities, or a material diminution in such position, authority, duties or responsibilities, in each case from those in effect immediately prior to the Change in Control;

(ii) a material reduction of your aggregate annual compensation, including, without limitation, base salary and annual bonus and incentive compensation opportunity, from that in effect immediately prior to the Change in Control; or

(iii) a change in your principal place of employment that increases your commute by 75 or more miles as compared to your commute immediately prior to the Change in Control.

In order to invoke a Termination of Service for Good Reason, you must provide written notice to the Company or any successor corporation or other entity in a Corporate Transaction with respect to which you are employed or providing services (as applicable, the “Service Recipient”) of the existence of one or more of the conditions constituting Good Reason within 90 days following your knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Service Recipient shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Service Recipient fails to remedy the condition constituting Good Reason during the applicable Cure Period, your Termination of Service must occur, if at all, within 90 days following the expiration of such Cure Period in order for such termination as a result of such condition to constitute a Termination of Service for Good Reason.

(n) “Grant Date” means the date set forth on the Notice indicating when the grant of Award Shares was approved by the Committee.

(o) “Notice” means the Notice of Grant of Restricted Stock Award which correlates with these Terms and sets forth the specifics of the applicable restricted stock award.

(p) “Peer Company” or collectively “Peer Companies” means each of the entities listed on the correlating Notice and each Peer Company’s successor; so long as each Peer Company has a class of common securities listed for public trade on a national securities exchange or market from the beginning through the end of the Performance Period or otherwise files financial statements with the Securities and Exchange Commission, as defined on the correlating Notice. The Peer Companies shall be changed as follows:

(i) In the event that, at any time during the Performance Period, a Peer Company is no longer included in the same Standard & Poor’s Global Industry Classification Standard (“GICS”) Sub-Industry as Price Group, such company shall no longer be a Peer Company.

(ii) In the event of a merger, acquisition or business combination transaction of a Peer Company with or by another Peer Company, the surviving entity shall remain a Peer Company, provided that the surviving entity is still in the same GICS Sub-Industry as Price Group.

(iii) In the event of a merger of a Peer Company with or by an entity that is not a Peer Company, or the acquisition or business combination transaction of a Peer Company with an entity that is not a Peer Company, in each case, where the Peer Company is the surviving entity, the surviving entity shall remain a Peer Company, provided that the surviving entity is still in the same GICS Sub-Industry as Price Group.

(iv) In the event of a merger or acquisition or business combination transaction of a Peer Company with or by an entity that is not a Peer Company, other form of “going private” transaction relating to any Peer Company or the liquidation of any Peer Company, where such Peer Company is not the surviving entity or is otherwise no longer publicly traded, the company shall no longer be a Peer Company.

(v) In the event of a bankruptcy of a Peer Company, such company shall remain a Peer Company.

(q) “Performance Threshold” means the performance objective(s) set forth on the Notice, if any, which must be satisfied in order for any Award Shares to become vested, except as otherwise provided in this Agreement.

(r) “Plan” means the T. Rowe Price Group, Inc. [2004 Stock][2012 Long-Term] Incentive Plan.

(s) “Price Group” means T. Rowe Price Group, Inc.

(t) “Qualified Performance-Based Award” means a grant that is intended by the Executive Compensation Committee to qualify for the exemption from the limitation on deductibility imposed by Section 162(m)(4)(C) of the Code.

(u) “Service” means your employment with the Company, inclusive of any period of credited service that may be allocated to you by the Company in writing for periods during which you were not employed with the Company. Your Service will be considered to have ceased with the Company if, immediately after a sale, merger or other corporate transaction, the trade, business or entity with which you are employed is not T. Rowe Price Group, Inc. or its successor or an Affiliate of T. Rowe Price Group, Inc. or its successor.

(v) “Termination of Service” means the termination of your employment with the Company. Temporary absences from employment because of illness, vacation or leave of absence and transfers among entities which comprise the Company, including all Affiliates, shall not be considered Terminations of Service; provided, however, that the Committee has discretion to determine that a Termination of Service has occurred if, for six continuous months, you are absent or otherwise unable for any reason to perform substantially all the essential duties of your position, as determined by the Committee. The Committee has discretion to determine the date upon which you incur a Termination of Service.

(w) “Terms” mean this Statement of Additional Terms Regarding Awards of Restricted Stock.

(x) “Total and Permanent Disability” means that you are (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until your death or result in death, or (ii) determined to be totally disabled by the Social Security Administration or other governmental or quasi-governmental body that administers a comparable social insurance program outside of the United States in which you participate and which conditions the right to receive benefits under such program on your being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last until your death or result in death. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of your condition.

(y) “You”; “Your”. You means the recipient of the Award Shares as reflected in the Notice. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Committee, to apply to the estate, personal representative, or beneficiary to whom the Award Shares may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.

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